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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-62585 of The Pantry, Inc. on Form S-8 of our report dated November 13, 2001, appearing in this Annual Report on Form 10-K of The Pantry, Inc. for the year ended September 27, 2001.


\s\ DELOITTE & TOUCHE

Raleigh, North Carolina
December 26, 2001